UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2017 (September 14, 2017)

RAMCO-GERSHENSON PROPERTIES TRUST
(Exact name of registrant as specified in its Charter)

Maryland	1-10093	13-6908486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan	48334
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code         (248) 350-9900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

On September 14, 2017, Ramco-Gershenson Properties, L.P. (the “Operating Partnership”), the majority-owned operating partnership of Ramco-Gershenson Properties Trust (the “Registrant”), entered into a Fourth Amended and Restated Credit Agreement (the “Fourth Amendment”). The Fourth Amendment amends and restates the Registrant's existing credit agreement with a number of financial institutions to provide an unsecured credit facility in the aggregate amount of $350 million with the ability to increase borrowing capacity up to $650 million through an accordion feature. The credit facility matures on September 14, 2021, and may be extended by the Registrant for two periods of six months each subject to continued compliance with the terms of the credit facility and the payment of an extension fee of 0.075%. Borrowings on the facility will be priced at London Interbank Offered Rate (LIBOR) plus a margin of between 1.30% and 1.95%, based on the Registrant’s leverage ratio as calculated under the credit facility.

Upon closing, the Operating Partnership had $168 million outstanding on the revolving line of credit.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of
Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits
10.1    Fourth Amended and Restated Credit Agreement dated as of September 14, 2017
99.1    Press release of Ramco-Gershenson Properties Trust dated September 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

Date:	September 20, 2017	by:/s/ GEOFFREY BEDROSIAN
Geoffrey Bedrosian
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.    Description

10.1        Fourth Amended and Restated Credit Agreement dated as of September 14, 2017.

99.1         Press release of Ramco-Gershenson Properties Trust dated September 14, 2017.

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